Exhibit 99.1
Olo Announces First-Quarter 2021 Financial Results
First-Quarter Revenue Grew 125%, on continued Location and ARPU Growth

New York, New York - May 11, 2021 - Olo Inc. (NYSE:OLO), a leading cloud based, on-demand commerce platform for multi-location restaurant brands, today announced financial results for the first quarter ended March 31, 2021.

“The restaurant industry continues its digital transformation to meet the needs of the on-demand consumer. In the era of COVID-19, restaurants stepped up their digital efforts and became an essential service to the community. Olo is proud to provide the mission-critical solutions and support that our restaurant customers need to scale up their digital commerce operations and make the consumer experience faster, better, and more personal,” said Noah Glass, Olo’s Founder and CEO.
“For Olo, the past year accelerated the existing trend towards digital ordering and drove exceptional growth in active locations, multi-product adoption, and transaction volumes across the platform. We believe digital experiences will be at the heart of restaurant experiences going forward, whether consumers eat-in, carry-out, drive-thru, or have it delivered. We believe the Olo platform will enable our customers to thrive and provide numerous ways for Olo to generate an attractive combination of growth and profitability,” said Peter Benevides, Olo’s CFO.
First-Quarter Financial and Other Highlights

•Total revenue increased 125% year-over-year to $36.1 million.
•Platform revenue increased 136% year-over-year to $34.9 million.
•Gross profit increased 150% year-over-year to $29.3 million, or 81% of total revenue.
•Non-GAAP gross profit increased 151% year-over-year to $30.0 million, or 83% of total revenue.
•Operating loss increased $4.9 million year-over-year to $(7.5) million, or (21)% of total revenue.
•Non-GAAP operating income increased $7.6 million year-over-year to $6.0 million, or 17% of total revenue.
•Net loss was $(26.5) million or $(0.63) per share, compared to a net loss of $(3.0) million or $(0.16) per share a year ago.
•Non-GAAP net income was $6.0 million or $0.03 per share, compared to a non-GAAP net loss of $(1.7) million or $(0.01) per share a year ago.
•Cash & cash equivalents were $586.6 million, compared to $75.8 million as of December 31, 2020.
•Ending active locations increased 42% year-over-year to approximately 69,000.
•Average revenue per unit (ARPU) increased 61% year-over-year to approximately $525.
•Dollar-based net revenue retention (NRR) remained over 120%.

First-Quarter and Recent Business Highlights

•Olo deployed a number of leading brands including Bloomin’ Brands, who moved from a homebuilt system, Culver’s, a QSR chain that benefits from Olo’s ability to work across disparate systems, Nando’s US, expanding Olo’s relationship that began in Canada, and an expansion of Olo’s relationship with Union Square Hospitality Group, the operator of Union Square Cafe, Gramercy Tavern and other brands, demonstrating that on-demand commerce can play an important role fine dining establishments.
•Olo continues to invest in building the best open SaaS platform for multi-location restaurant brands. Olo’s flexible technology platform and extensive network of ecosystem partners was on full display this quarter as evidenced by the rise of virtual brands coming onto the platform, including goop Kitchen and Guy Fieri’s Flavortown Kitchen. Virtual brands represent an emerging digital and delivery-only service model that allows Olo’s customers to leverage their operations to maximize revenue per square foot, and Olo is thrilled to be a key enabler of this trend.
•Olo is excited to reaffirm its partnerships with DoorDash and Uber Eats. The new multi-year go-forward agreement with DoorDash will enable both parties to continue to collaborate on products and services to best meet the needs of customers. Olo is pleased with the new agreement, as it aligns with Olo’s prior expectations and truly benefits the ecosystem at large. DoorDash and Olo also agreed to settle all claims pertaining to the ongoing litigation between the parties that commenced in October 2020. Pursuant to the settlement announced on April 22, 2021, the matter was dismissed with prejudice and there are no amounts payable by Olo to DoorDash in connection with the settlement of this dispute.
•Olo seeks to be an advocate for the restaurant industry as its most restaurant-aligned technology partner and true to this mission launched the Olo for Good initiative. As part of its Olo for Good initiative, Olo created a donor-advised fund, which is funded with shares of Olo’s Class A common stock. Upon exercise and sale of these shares, proceeds will be donated to non-profit organizations focused on increasing diversity, equity, and inclusion in Olo’s communities and supporting initiatives focused on the restaurant industry. Olo also joined the Pledge 1% movement, committing 1% of Olo’s time and product, in addition to Olo equity, to Olo for Good Initiatives.
•On March 19, 2021, Olo successfully completed its initial public offering, selling 20,700,000 shares of Class A common stock, including the full exercise by the underwriters of their option to purchase additional shares, at $25.00 per share. Net proceeds raised in Olo’s IPO were $485.5 million, after deducting underwriting discounts and commissions. We thank our customers, employees, as well as our new and existing investors, for helping to achieve this exciting company milestone.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
Financial Outlook
As of May 11, 2021, Olo is issuing the following outlook for the second quarter of 2021 and fiscal year 2021:

For the second quarter of 2021, Olo expects to report:

•Revenue in the range of $33.9 million to $34.4 million; and
•Non-GAAP operating income in the range of $2.3 million to $2.7 million.

For the fiscal year 2021, Olo expects to report:

•Revenue in the range of $140.4 million to $141.9 million; and
•Non-GAAP operating income in the range of $13.3 million to $14.5 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining during the COVID-19 pandemic, Olo’s business and financial results could be materially adversely affected in the future if these trends do not continue. The situation regarding COVID-19 remains uncertain and could change rapidly, and Olo will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Webcast and Conference Call Information
Olo will host a conference call today, May 11, 2021 at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at https://investors.olo.com/. To access the call by phone, dial (833) 759-1158 (domestic) or (639) 380-0135 (international). The conference ID number is 7696668. A replay of this conference call will be available through May 18, 2021 at (800) 585-8367 or (416) 621-4642. The conference ID number is 7696668. A replay of the webcast will also be available for a limited time at https://investors.olo.com/.
About Olo
Olo powers digital ordering and delivery programs that connect restaurant brands to the on-demand world, placing orders directly into the restaurant through all order origination points – from a brand’s own website or app, third party marketplaces, social media platforms, smart speakers, and home assistants. Olo serves as the on-demand ordering and delivery platform for over 400 brands, such as Applebee’s (DIN), Checkers & Rally’s, Cheesecake Factory (CAKE), Chili’s (EAT), Dairy Queen, Denny’s (DENN), Five Guys Burgers & Fries, Jamba Juice (JMBA), Noodles & Company (NDLS), Portillo’s Hot Dogs, Shake Shack (SHAK), sweetgreen, Wingstop (WING), and more. SKIP THE LINE®

Contacts
Media
Kate Ottavio Kent, ICR for Olo
Kate.OttavioKent@icrinc.com
646.277.1219
Investor Relations
Brian Denyeau, ICR for Olo
Brian.Denyeau@icrinc.com
212.260.0895

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (GAAP), we present non-GAAP gross profit/margin (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP operating income (and as percentage of revenue), and non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis) in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), equity expense related to charitable contributions, and internally developed software amortization (non-cash expense), change in fair value of warrants, and, if applicable, other non-cash transactions.

Free cash flow represents net cash used in operating activities, reduced by purchases of property and equipment, and capitalization of internally developed software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis and excludes items that we do not consider to be indicative of our liquidity. We believe that free cash flow is a measure of liquidity that provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business in the same manner as our management and board of directors. Nevertheless, our use of free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Further, our definition of free cash flow may differ from the definitions used by other companies and therefore comparability may be limited.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. Such non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.
Other Metrics
We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe this demonstrates our ability to grow within our customer base through the development of our products that our customers value.
We define active locations as a unique restaurant location that is utilizing one or more modules in a given quarterly period. We believe there is a substantial opportunity to continue to grow our customer base within the U.S. restaurant industry. We intend to continue to drive new customer growth by leveraging our brand and experience within the industry, and expanding our sales and marketing efforts. We have also historically pursued and will continue to target the most well-capitalized, fastest growing restaurant brands in the industry. As our restaurant brand customers open new locations, we are well-positioned to organically grow our revenue with little to no incremental sales and marketing costs to target additional locations.

We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR.
Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook", “seeks,” “should,” “will,” and variations of such words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, statements regarding ongoing importance of digital experiences to the restaurant industry, the future performance of Olo and its market opportunity, including expected financial results for the second quarter and fiscal year 2021, and expectations regarding the impact of the COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to Olo as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the COVID-19 pandemic on our business and economic conditions; the impact, severity and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform in a period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the COVID-19 pandemic on our customers’ spending decisions and consumer ordering behavior as shelter-in-place orders and the impact of federal fiscal stimulus abates. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our final prospectus filed with the SEC on March 18, 2021, our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 that will be filed following this earnings release, and our subsequent SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of March 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$586,566	$75,756
Accounts receivable, net of allowances of $719 and $631, respectively	47,944	45,641
Contract assets	674	356
Deferred contract costs	2,047	1,830
Prepaid expenses and other current assets	2,675	1,661
Total current assets	639,906	125,244
Property and equipment, net	2,206	2,241
Contract assets, noncurrent	610	503
Deferred contract costs, noncurrent	3,351	3,346
Deferred offering costs	—	2,792
Security deposit	298	298
Total assets	$646,371	$134,424
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,151	$9,104
Accrued expenses and other current liabilities	70,976	42,578
Unearned revenue	1,016	585
Redeemable convertible preferred stock warrant liability	—	19,735
Total current liabilities	78,143	72,002
Unearned revenue, noncurrent	375	435
Deferred rent, noncurrent	2,344	2,402
Other liabilities, noncurrent	271	329
Total liabilities	81,133	75,168
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value, zero and 60,509,120 authorized at March 31, 2021 and December 31, 2020 and; zero and 58,962,749 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	111,737
Stockholders’ deficit:
Class A common stock, $0.001 par value; 1,700,000,000 and zero shares authorized at March 31, 2021 and December 31, 2020; 26,932,253 and zero shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at March 31, 2021 and December 31, 2020; 120,066,125 and 22,320,286 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	147	22
Preferred stock, $0.001 par value; 20,000,000 and zero shares authorized at March 31, 2021 and December 31, 2020, respectively.	—	—
Additional paid-in capital	660,849	16,798
Accumulated deficit	(95,758)	(69,301)
Total stockholders’ equity (deficit)	565,238	(52,481)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$646,371	$134,424

OLO INC.
Condensed Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020

Revenue:
Platform	$34,923	$14,808
Professional services and other	1,200	1,260
Total revenue	36,123	16,068
Cost of revenue:
Platform	5,607	3,460
Professional services and other	1,243	882
Total cost of revenue	6,850	4,342
Gross profit	29,273	11,726
Operating expenses:
Research and development	14,456	7,217
General and administrative	18,454	4,832
Sales and marketing	3,836	2,280
Total operating expenses	36,746	14,329
Loss from operations	(7,473)	(2,603)
Other expenses, net:
Interest expense	—	(46)
Other (expense) income, net	(18)	11
Change in fair value of warrant liability	(18,930)	(341)
Total other expenses, net	(18,948)	(376)
Loss before income taxes	(26,421)	(2,979)
Provision for income taxes	36	47
Net loss and comprehensive loss	$(26,457)	$(3,026)
Accretion of redeemable convertible preferred stock to redemption value	(14)	(19)
Net loss attributable to Class A and Class B common stockholders	$(26,471)	$(3,045)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.63)	$(0.16)
Diluted	$(0.63)	$(0.16)
Weighted-average Class A and Class B common shares outstanding:
Basic and diluted	41,855,757	18,617,567

OLO INC.
Condensed Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Operating activities
Net loss	$(26,457)	$(3,026)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	260	152
Stock-based compensation	5,402	949
Stock-based compensation in connection with vesting of Stock Appreciation Rights	2,847	—
Charitable donation of Class A common stock	5,125	—
Bad debt expense	88	211
Change in fair value of warrants	18,930	341
Changes in operating assets and liabilities:
Accounts receivable	(2,390)	(11,210)
Contract assets	(425)	(38)
Prepaid expenses and other current assets	(1,014)	294
Deferred contract costs	(222)	(80)
Accounts payable	(6,772)	6,868
Accrued expenses and other current liabilities	8,524	8,189
Deferred rent	(58)	611
Unearned revenue	371	423
Net cash provided by operating activities	4,209	3,684
Investing activities
Purchases of property and equipment, including capitalized software	(178)	(80)
Net cash used in investing activities	(178)	(80)
Financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	485,541	—
Cash received for employee payroll tax withholdings	19,195	—
Proceeds from line of credit	—	15,000
Proceeds from exercise of warrants	392	—
Payment of deferred offering costs	(448)	(573)
Proceeds from exercise of stock options	2,099	470
Net cash provided by financing activities	506,779	14,897
Net increase in cash and cash equivalents	510,810	18,501
Cash and cash equivalents, beginning of year	75,756	10,935
Cash and cash equivalents, end of year	$586,566	$29,436

Supplemental disclosure of cash flow information
Cash paid for interest	—	47
Cash received for early exercise of stock options	—	466
Supplemental disclosure of non-cash investing and financing activities
Accrued offering costs	$4,476	$1,341
Vesting of early exercised stock options	$58	$—
Accretion of redeemable convertible preferred stock to redemption value	$14	$19
Employee receivables for options exercised	$—	$33
Purchase of property and equipment	$24	$13
Capitalization of stock-based compensation for internal-use software	$24	$—

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$4,209	$3,684
Purchase of property and equipment	(106)	(69)
Capitalization of internally developed software	(72)	(11)
Non-GAAP free cash flow	$4,031	$3,604

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$29,316		$11,348
Plus: Stock-based compensation expense	436		107
Plus: Internally developed software amortization	138		65
Platform gross profit, non-GAAP	29,890		11,520
Services gross profit, GAAP	(43)		378
Plus: Stock-based compensation expense	115		21
Services gross profit, Non-GAAP	72		399
Total gross profit, GAAP	29,273		11,727
Total gross profit, non-GAAP	29,961		11,920
Platform gross margin, GAAP	84%		77%
Platform gross margin, non-GAAP	86%		78%
Services gross margin, GAAP	(4)%		30%
Services gross margin, non-GAAP	6%		32%
Total gross margin, GAAP	81%		73%
Total gross margin, non-GAAP	83%		74%
Sales and marketing reconciliation:
Sales and marketing, GAAP	3,836		2,280
Less: Stock-based compensation expense	388		46
Sales and marketing, non-GAAP	3,448		2,234
Sales and marketing as % total revenue, GAAP	11%		14%
Sales and marketing as % total revenue, non-GAAP	10%		14%
Research and development reconciliation:
Research and development, GAAP	14,456		7,217
Less: Stock-based compensation expense	3,452		243
Research and development, non-GAAP	11,004		6,974
Research and development as % total revenue, GAAP	40%		45%
Research and development as % total revenue, non-GAAP	30%		43%
General and administrative reconciliation:
General and administrative, GAAP	18,454		4,832
Less: Stock-based compensation expense	3,858		532
Less: Charitable donation of Class A common stock	5,125		—
General and administrative, non-GAAP	9,470		4,300
General and administrative as % total revenue, GAAP	51%		30%
General and administrative as % total revenue, non-GAAP	26%		27%
Operating income (loss) reconciliation:
Operating loss, GAAP	(7,473)		(2,603)
Plus: Stock-based compensation expense	8,249		949
Plus: Charitable donation of Class A common stock	5,125		—
Plus: Internally developed software amortization	138		65
Operating income (loss), non-GAAP	6,039		(1,589)
Operating margin, GAAP	(21)%		(16)%
Operating margin, non-GAAP	17%		(10)%
Net income (loss) reconciliation:
Net income (loss), GAAP	(26,471)		(3,045)
Stock-based compensation expense	8,249		949
Charitable donation of Class A common stock	5,125		—
Internally developed software amortization	138		65
Change in fair value of warrant liability	18,930	—	341
Net income (loss), non-GAAP	5,971		(1,690)
Fully diluted net loss, GAAP per share attributable to Class A and Class B common stockholders	$(0.63)		$(0.16)
Fully diluted weighted-average Class A and Class B common shares outstanding, GAAP	41,855,757		18,617,567
Fully diluted net income (loss), non-GAAP per share attributable to Class A and Class B common stockholders	$0.03		$(0.01)
Fully diluted weighted-average Class A and Class B common shares outstanding, non-GAAP	185,454,798		131,411,603